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                                  EXHIBIT 99(B)



                               AUTHORIZATION CARDS




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                                IBT BANCORP, INC.

Stockholder Dividend
Reinvestment and Employee Stock
Purchase Plan Authorization
   Card         SH
   ---------------
So that we may identify your
account, please PRINT your name
and address below in addition to
signing the card.

------------------------------

------------------------------

------------------------------

I hereby appoint the Plan Administrator of the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan as my agent under the terms and conditions of the Stockholder Dividend Reinvestment and Employee Stock Purchase Plan as described in the Prospectus of the Plan which accompanied this card to receive and apply to the purchase of shares without charge as provided in the Plan the following:

|_| 1. Full Dividend Reinvestment - any dividends that may become payable to me on all IBT Bancorp, Inc. Common Stock now or hereafter registered to me.

|_| 2. Partial Dividend Reinvestment - any dividends that m ay become payable to me on the following shares of my IBT Bancorp, Inc. Common Stock. SH

I understand that I may change or revoke this authorization at any time by notifying the Plan Administrator, in writing, of my desire to change or withdraw my participation.

Date
    -----------------------------
Stockholder
           ----------------------
Stockholder
           ----------------------

                           ALL JOINT OWNERS MUST SIGN.

                                  INSTRUCTIONS

 1. Please check only one of the boxes (No. 1 or No. 2). If you do not check any box, Full Dividend Reinvestment will be assumed.

 2. If you check Box 2, and:

    - If you wish to reinvest cash dividends on all of the shares now registered in your name but not on any additional shares that may be registered in your name in the future, write the total number of shares registered in your name in the space provided.

    - If you wish to reinvest cash dividends on less than all of the shares now registered in your name and continue to receive a cash dividend on the remaining shares, write the number of shares on which you wish dividends reinvested in the space provided.

 3. Under each of the options, regardless of the one you select, dividends received on shares accumulated and held under the Plan will be reinvested.

 4. Be sure to date and sign the card and return it to IBT Bancorp, Inc. 200 East Broadway, Mt. Pleasant, Michigan, 48858, Attention: Plan Administrator of the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan.




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                                IBT BANCORP, INC.


Stockholder Dividend
Reinvestment and Employee Stock
Purchase Plan Authorization
     Card       EE
     -------------

So that we may identify your
account, please PRINT your name
and address below in addition to
signing the card.

-------------------------

-------------------------

-------------------------


I hereby appoint the Plan Administrator of the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan as my agent under the terms and conditions of the Stockholder Dividend Reinvestment and Employee Stock Purchase Plan as described in the Prospectus of the Plan which accompanied this card to receive and apply to the purchase of shares without charge as provided in the Plan the following:

$         of my bi-weekly payroll check from                 (Name of Employer)
 --------                                    ----------------

I acknowledge that amounts deducted from my payroll checks will be subject to all applicable federal, state and local taxes even though I do not actually receive the deducted amount but, instead, it is applied to the purchase of Common Stock.

I acknowledge that dividends received on shares held in my Plan account will automatically be reinvested in additional Common Stock.

I understand that this authorization card will continue in effect without further action on my part, until I change or revoke it. I may change or revoke this authorization at any time by notifying the Plan Administrator, in writing, of my desire to change or withdraw my participation. However, I also understand that my request to change or withdraw my participation will be effective as of my next regular payroll check only if my employer receives notice thereof not less than 96 hours before payroll checks are distributed.

Date
    -----------------------
Employee
        -------------------

Be sure to date and sign the card and return it to IBT Bancorp, Inc., 200 East Broadway, Mt. Pleasant, Michigan, 48858, Attention: Plan Administrator of the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan.